Exhibit (n)(ii)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below nominates, constitutes and appoints Bruce N. Alpert, John C. Ball, Andrea R. Mango and Agnes Mullady as his true and lawful attorney-in-fact to execute and sign the Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940 of The Gabelli Equity Trust Inc. (the “Fund”), and all amendments and supplements thereto, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the Fund, par value $0.001 per share, any and all exhibits and other documents requisite in connection therewith, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done and about the premises as fully to all intents and purposes as the Directors themselves might or could do.

August 28, 2017

IN WITNESS WHEREOF, each of the undersigned Directors have hereunto set their hand on the date first written above.

/s/ Mario J. Gabelli
Mario J. Gabelli
Chairman and Director

/s/ Anthony J. Colavita
Anthony J. Colavita
Director

/s/ James P. Conn
James P. Conn
Director

/s/ Frank J. Fahrenkopf, Jr.
Frank J. Fahrenkopf, Jr.
Director

/s/ Michael J. Ferrantino
Michael J. Ferrantino
Director

/s/ Arthur V. Ferrara
Arthur V. Ferrara
Director

/s/ William F. Heitmann
William F. Heitmann
Director

/s/ Salvatore J. Zizza
Salvatore J. Zizza
Director